                                                                    EXHIBIT 99.3

                         INDEX TO FINANCIAL STATEMENTS



                                                                            PAGE
                                                                            ----
HIGH PERFORMANCE SPORTS MARKETING, INC.
    Report of Independent Public Accountants  . . . . . . . . . . . . . .    F-1

    Balance Sheets as of September 30, 1997 and December 31, 1996   . . .    F-2

    Statements of Operations for the nine month period ended
    September 30, 1997 and the year ended December 31, 1996   . . . . . .    F-3

    Statements of Stockholders' Equity for the nine month period ended
    September 30, 1997 and the year ended December 31, 1996   . . . . . .    F-4

    Statements of Cash Flows for the nine month period ended
    September 30, 1997 and the year ended December 31, 1996   . . . . . .    F-5

    Notes to Financial Statements for the nine month period ended
    September 30, 1997 and the year ended December 31, 1996   . . . . . .    F-6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
High Performance Sports Marketing, Inc.:

     We have audited the accompanying balance sheets of High Performance Sports Marketing, Inc. as of September 30, 1997 and December 31, 1996, and the related statements of operations and stockholders' equity and statements of cash flows for the nine month period ended September 30, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of High Performance Sports Marketing, Inc. as of September 30, 1997 and December 31, 1996 and the results of its operations and its cash flows for the nine month period ended September 30, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 10 to the financial statements, on October 24, 1997, the Company was acquired by Wheels Sports Group, Inc. The financial statements do not reflect any adjustments arising from the transaction.

                                          Coopers & Lybrand LLP
Greensboro, North Carolina
February 6, 1998

                    HIGH PERFORMANCE SPORTS MARKETING, INC.

                                 BALANCE SHEETS
                 AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1997            1996
                                                              -------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   42,104      $   36,173
  Receivables:
     Trade, net of allowance of $50,000 at September 30,
      1997..................................................      503,765         339,538
     Other..................................................       10,262              --
  Inventories...............................................    1,472,026         672,988
  Other current assets......................................        3,430              --
                                                               ----------      ----------
       Total current assets.................................    2,031,587       1,048,699
Property and equipment, net.................................      341,505         227,204
Other assets................................................        8,993           9,023
                                                               ----------      ----------
       Total assets.........................................   $2,382,085      $1,284,926
                                                               ==========      ==========
LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
  Current portion of long term debt.........................   $  116,976      $   27,239
  Line of credit............................................      350,000         200,000
  Accounts payable..........................................      856,168         809,956
  Other accrued expenses....................................      192,190         129,285
  Other current liabilities.................................       36,550          17,210
                                                               ----------      ----------
       Total current liabilities............................    1,551,884       1,183,690
Long term debt..............................................       31,085          68,639
                                                               ----------      ----------
       Total liabilities....................................    1,582,969       1,252,329
                                                               ----------      ----------
Stockholders' equity:
  Common stock, .01 par value, 10,000 shares authorized,
     1,147 and 1,000 shares issued and outstanding at
     September 30, 1997 and December 31, 1996,
     respectively...........................................           11              10
  Additional paid in capital................................    1,220,989             990
  Retained earnings/(accumulated deficit)...................     (421,884)         31,597
                                                               ----------      ----------
       Total stockholders equity............................      799,116          32,597
                                                               ----------      ----------
       Total liabilities and stockholders' equity...........   $2,382,085      $1,284,926
                                                               ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                    HIGH PERFORMANCE SPORTS MARKETING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER
                                    31, 1996

                                                                                      RETAINED
                                     COMMON STOCK      ADDITIONAL                     EARNINGS          TOTAL
                                   ----------------     PAID-IN      PARTNERSHIP    (ACCUMULATED    STOCKHOLDERS'
                                   SHARES    AMOUNT     CAPITAL        DEFICIT        DEFICIT)         EQUITY
                                   ------    ------    ----------    -----------    ------------    -------------
At December 31, 1995
  (unaudited)..................      500      $ 5      $      495     $(35,866)      $ 215,057       $  179,691
Issuance of common stock.......      500        5             495                           --              500
Adjustment to combine RCB
  Enterprise, Inc. and High
  Performance Sports Marketing
  L.L.C. (Note 1)..............                                         35,866         (35,866)              --
Distributions to owners........                                                       (584,363)        (584,363)
Net income.....................                                                        436,769          436,769
                                   -----      ---      ----------     --------       ---------       ----------
At December 31, 1996...........    1,000       10             990           --          31,597           32,597
Issuance of common stock for
  employee stock award.........      147        1       1,219,999                                     1,220,000
Distributions to owners........                                                       (224,001)        (224,001)
Net loss.......................                                                       (229,480)        (229,480)
                                   -----      ---      ----------     --------       ---------       ----------
At September 30, 1997..........    1,147      $11      $1,220,989     $     --       $(421,884)      $  799,116
                                   =====      ===      ==========     ========       =========       ==========

    The accompanying notes are an integral part of the financial statements.

                    HIGH PERFORMANCE SPORTS MARKETING, INC.

                            STATEMENTS OF CASH FLOWS
 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER
                                    31, 1996

                                                                SEPTEMBER 30,    DECEMBER 31,
                                                                    1997             1996
                                                                -------------    ------------
Cash flows from operating activities:
  Net income (loss).........................................     $ (229,480)      $ 436,769
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation...........................................         58,471          50,035
     Loss on sale of property and equipment.................          5,566              --
     Bad debt expense.......................................         50,000
     Compensation expense for stock award...................      1,220,000              --
     Change in operating assets and liabilities:
       Trade receivables....................................       (214,227)        114,709
       Other receivables....................................        (10,262)        110,953
       Inventories..........................................       (799,038)       (545,156)
       Other assets.........................................         (3,400)         (4,308)
       Accounts payable and accrued expenses................        109,117         524,254
       Other liabilities....................................         19,340          (1,865)
                                                                 ----------       ---------
          Net cash provided by operating activities.........        206,087         685,391
                                                                 ----------       ---------
Cash flows from investing activities:
  Purchases of property and equipment.......................       (199,156)        (59,610)
  Proceeds from sale of property and equipment..............         20,818              --
                                                                 ----------       ---------
          Net cash used in investing activities.............       (178,338)        (59,610)
                                                                 ----------       ---------
Cash flows from financing activities:
  Distributions to stockholders.............................       (224,001)       (584,363)
  Borrowings under line of credit...........................        350,000         106,000
  Proceeds from issuance of long term debt..................        100,000              --
  Payments on line of credit................................       (200,000)             --
  Payment of long term debt.................................        (47,817)       (130,224)
  Issuance of stock.........................................             --             500
                                                                 ----------       ---------
          Net cash used in financing activities.............        (21,818)       (608,087)
                                                                 ----------       ---------
Increase in cash and cash equivalents.......................          5,931          17,694
Cash and cash equivalents at beginning of year..............         36,173          18,479
                                                                 ----------       ---------
Cash and cash equivalents at end of year....................     $   42,104       $  36,173
                                                                 ==========       =========
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest....................     $   27,731       $  22,508
                                                                 ==========       =========
Non-cash investing and financing activities:
  Long term debt issued for vehicles........................     $       --       $  65,193
                                                                 ==========       =========

    The accompanying notes are an integral part of the financial statements.

                    HIGH PERFORMANCE SPORTS MARKETING, INC.
                         NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER
                                    31, 1996

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

     High Performance Sports Marketing, Inc. (the "Company") is a North Carolina corporation headquartered in Mooresville, North Carolina. The Company distributes a variety of licensed NASCAR merchandise including apparel, hats, and novelties to national retailers, such as convenience stores, grocery stores, auto dealerships, and other retail chains. The Company is the result of a 1996 merger between RCB Enterprises, Inc. and High Performance Sports Marketing L.L.C., which were previously affiliated through common interest of the Company's stockholders. The financial statements of these two entities were combined at historical cost in a manner similar to a pooling-of-interest since its operations were under common management and control.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS:

     The Company's cash and cash equivalents are placed in major domestic banks which limits the amount of credit exposure. Periodically throughout the year, the Company has maintained balances in excess of federally insured limits of $100,000. Cash equivalents consist of money market funds.

INVENTORIES:

     Inventories are stated at lower of cost or market with cost determined by the first-in, first-out method.

PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the estimated useful lives ranging from 3 to 7 years. Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. The cost of property and equipment and accumulated depreciation are removed from the accounts upon retirement or other disposition with any resulting gain or loss reflected as other income or expense.

FINANCIAL INSTRUMENTS:

     The carrying amounts for certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of their short maturities. The estimated fair value of long-term debt is primarily based on quoted market prices as well as borrowing rates currently available to the Company for bank loans with similar terms and maturities. The carrying amount of the debt approximates fair value.

REVENUE RECOGNITION:

     Sales and related costs are recognized at the time of shipment to customers.

INCOME TAXES:

     The financial statements do not include a provision for income taxes because the taxable income or loss is included in the income tax returns of the individual shareholders under the S corporation election.

USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                    HIGH PERFORMANCE SPORTS MARKETING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER
                                    31, 1996

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following:

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             1997             1996
                                                         -------------    ------------
Furniture and fixtures...............................      $ 205,099        $141,177
Office machinery and equipment.......................        206,337          71,103
Vehicles.............................................         76,667         111,011
                                                           ---------        --------
                                                             488,103         323,291
Less accumulated depreciation........................       (146,598)        (96,087)
                                                           ---------        --------
                                                           $ 341,505        $227,204
                                                           =========        ========

4. LINE OF CREDIT:

     At September 30, 1997 and December 31, 1996, the Company had a line of credit with Peoples Bank. This agreement provides a maximum borrowing limit of $1,000,000 with interest payable monthly at the bank's prime rate (8.5% at September 30, 1997). Borrowings outstanding under the line at September 30, 1997 and December 31, 1996 were $350,000 and $200,000, respectively. The line is collateralized by accounts receivable and inventory and expires on April 15, 1998.

5. LONG TERM DEBT:

     Long term debt consisted of the following:

                                                                SEPTEMBER 30,      DECEMBER 31,
                                                                    1997               1996
                                                                -------------      ------------
Note payable to Peoples Bank for working capital, interest
  payable monthly, bearing interest at the bank's prime rate
  (8.5%, at September 30, 1997), due January 14, 1998.......      $ 92,635           $    --
Note payable to NationsBank, payable in monthly installments of $600, including principal and interest, bearing
  interest at 9.1%..........................................        20,320            24,060
Note payable to NationsBank, payable in monthly installments of $982, including principal and interest, bearing
  interest at 10.7%.........................................        12,715            20,301
Note payable to United Carolina Bank, payable in monthly
  installments of $473, including principal and interest,
  bearing interest at 9%....................................        11,902            15,210
Note payable to GMAC, payable in monthly installments of
  $303, including principal and interest, bearing interest
  at 4.9%...................................................        10,489            13,695
Note payable to NationsBank, payable in monthly installments of $510, including principal and interest, bearing
  interest at 8%............................................            --            22,612
                                                                  --------           -------
                                                                   148,061            95,878
  Less current portion......................................       116,976            27,239
                                                                  --------           -------
                                                                  $ 31,085           $68,639
                                                                  ========           =======

     Each of the notes payable are collateralized by equipment or vehicles, with the exception of the working capital loan with Peoples Bank which is collateralized by accounts receivable and inventory.

                    HIGH PERFORMANCE SPORTS MARKETING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER
                                    31, 1996

     Future minimum payments under long-term agreements as of September 30, 1997 are as follows:

October 1, 1997 to December 31, 1997......................    $ 98,139
     1998.................................................      24,035
     1999.................................................      14,960
     2000.................................................      10,927
                                                              --------
                                                              $148,061
                                                              ========

6. COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases its building, equipment and certain vehicles under operating leases that expire at various dates through February 28, 2012. Under most lease agreements, the Company pays insurance, taxes and maintenance. Rental expense for operating leases approximated $173,000 and $89,000, respectively, for the nine month period ended September 30, 1997 and the year ended December 31, 1996, respectively. Minimum rental commitments under all non-cancelable operating leases with an initial term in excess of one year are as follows:

October 1, 1997 to December 31, 1997....................  $   54,178
     1998...............................................     216,714
     1999...............................................     207,994
     2000...............................................     194,029
     2001...............................................     194,029
     2002 and thereafter................................   1,972,628
                                                          ----------
                                                          $2,839,572
                                                          ==========

LICENSE AGREEMENTS

     The Company's ability to produce and market its products is based on its license agreements with various parties. The agreements permit the Company, on a non-exclusive basis, to use logos, trademarks, facsimile signatures, likenesses of persons, automobiles, etc. to produce and sell specified products. The terms of the various license agreements vary and in some cases require the Company to pay royalties based on a specified percentage of net sales (usually 15%), with aggregate guaranteed minimum royalties relating to future periods totaling approximately $213,000 through December 31, 1998. Royalty expense for the nine month period ended September 30, 1997 and for the year ended December 31, 1996 approximated $872,000 and $440,000, respectively. Although there can be no assurance that new licenses will be granted to the Company upon expiration of the current agreements, the Company anticipates that it will be able to obtain new licenses on favorable terms.

7. RELATED-PARTY TRANSACTIONS:

     The Company entered into a lease on March 1, 1997 with a company affiliated through common ownership. Required monthly lease payments are $16,169 and the lease expires on February 28, 2012. Lease expense on the building approximated $113,000 for the nine month period ended September 30, 1997.

                    HIGH PERFORMANCE SPORTS MARKETING, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
 FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND THE YEAR ENDED DECEMBER
                                    31, 1996

8. STOCK BONUS AWARD:

     A stock bonus award was granted by the Company to one of the officers/shareholders of the Company effective on September 30, 1997. The officer/shareholder received 147 shares of common stock (approximately 12.5% ownership of the Company) for services rendered in 1997. Compensation expense was recorded for the award, based on the estimated fair value of the stock, in the amount of $1,220,000 for the year ended September 30, 1997.

9. CONCENTRATIONS OF CREDIT RISK:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Although the Company sells its products and services to a significant number of customers, certain major third-party customers comprise substantially all of the customer base. If the financial condition of these customers significantly deteriorates, the Company's operating results could be adversely affected. As of September 30, 1997 and December 31, 1996, approximately 80% and 72%, respectively of trade receivables were concentrated with three and four customers, respectively. Although the Company does not require collateral, it performs ongoing evaluations of its customers' financial condition to reduce credit risk. In addition, approximately 22% of 1997 net sales for the nine months ended were to one customer and approximately 24% of 1996 net sales were to two customers and approximately 24% of 1996 net sales were to two customers.

10. SUBSEQUENT EVENTS:

     On October 24, 1997, the Company was acquired by Wheels Sports Group, Inc., a public company, for total consideration, in notes payable and cash, of approximately $10,000,000. These financial statements do not include any adjustments that might result from this transaction.